Exhibit 99.1

Cantel to Acquire Hu-Friedy

Accelerates strategy to be a leading global provider of innovative infection prevention and reprocessing workflow solutions and education in both medical and dental

Creates a comprehensive portfolio of infection prevention consumables, instrumentation and instrument management solutions to deliver protection, performance and productivity to dental practitioners

Enhances the scale, competitive position and commercial capabilities of Cantel’s dental business

Expected to generate annual run-rate cost synergies of $10+ million by year 3

Potential for revenue acceleration by leveraging complementary offerings and customer relationships

Expected to be 10 percent accretive to Non-GAAP earnings per share in FY 2020, with potential for significant expansion thereafter

LITTLE FALLS, N.J., and CHICAGO, IL, July 30, 2019 /PRNewswire/ – Cantel Medical Corp. (NYSE:CMD) (“Cantel” or the “Company”), a global leader in instrument reprocessing and innovative infection prevention products and services, today announced that it has entered into a definitive agreement to acquire privately-held Hu-Friedy Mfg. Co. (“Hu-Friedy”), a 111-year-old global leading manufacturer of instruments and instrument reprocessing workflow systems serving the dental industry. This combination creates a provider of comprehensive infection prevention, instrument and instrument management solutions to optimize dental practitioners’ need for superior clinical performance and best-in-class infection prevention practices. Cantel is acquiring Hu-Friedy for $725 million in upfront cash and stock consideration, and up to $50 million in earnout payments payable in cash and stock conditional on the achievement of commercial milestones in the first eighteen months after closing. The transaction structure is anticipated to result in tax benefits to Cantel presently valued at more than $100 million, which would result in a net purchase price of $625 million for the upfront consideration and up to approximately $675 million in consideration including potential earnout payments.

The Company will hold a conference call to discuss the acquisition today at 8:30 a.m. Eastern Time. Call-in details are included below.

Combining Hu-Friedy’s leading position in dental instrumentation and instrument management systems with Cantel’s leading dental infection prevention consumables meaningfully accelerates Cantel’s strategy to be the leading global provider of innovative infection prevention and reprocessing workflow solutions and education across its key end markets. During the twelve-month period ended May 31, 2019, Hu-Friedy generated approximately $214 million in revenue, and adjusted EBITDA of approximately $48 million.

“The combination of our two dental businesses provides a clear and immediate opportunity to become the leading provider of a ‘Complete Circle of Protection’ offering for instrument reprocessing workflow and infection prevention and compliance solutions in the dental industry,” said George Fotiades, president and chief executive officer of Cantel. “By bringing together our highly complementary dental portfolios, we will create a business that is uniquely positioned to address the most critical workflow needs of our customers while improving patient care. Hu-Friedy brings us the scale, commercial capabilities and portfolio breadth to enable our dental business to be a significant driver of long-term profitable growth for Cantel.”

“We are excited to join forces with Cantel and are looking forward to the opportunities this combination will bring for our customers, employees and other stakeholders,” said Ron Saslow, chairman and chief executive officer of Hu-Friedy. “As a leader in dental instrumentation and instrument management solutions, Hu-Friedy’s combination with the Cantel portfolio of leading infection prevention dental consumables is a perfect match to further enhance our ability to serve our dental customers.”

Hu-Friedy has built a position as a leader in the dental instruments and Instrument Management System (“IMS”) categories, with a 90 percent branded portfolio, enjoying nearly 100 percent brand awareness among dentists and hygienists.

Hu-Friedy has a large and sophisticated sales and customer care team, supported by a strong marketing organization using industry-leading data analytics. This will enhance Cantel’s commercial and customer engagement capabilities within the dental industry, which is expected to enable long-term growth. In addition, Hu-Friedy’s leading education and training offerings, well-established presence in dental schools and continued work and engagement with key opinion leaders will enable the combined business to provide a differentiated education and broad solution-based offering to the dental industry.

Ron Saslow and Ken Serota, president of Hu-Friedy, will lead the combined dental business post-closing. Gary Steinberg, who has successfully built the Cantel dental division since the acquisition of Crosstex, will assist in the post-close transition and integration of these two businesses and will retire at the end of the calendar year.

Financial Highlights

Under the terms of the acquisition, Cantel will pay $725 million upfront for Hu-Friedy, up to $60 million of which will be paid in Cantel stock (with the specific amount at Cantel’s election) with the remainder to be paid in cash. An additional $50 million in potential cash and stock earnout payments may be payable to Hu-Friedy shareholders upon achievement of certain commercial milestones in the eighteen months following closing of the transaction.

As a result of the transaction structure, the acquisition will generate an anticipated tax benefit, which Cantel has valued at more than $100 million. Cantel expects this tax benefit to positively impact cash flows over approximately 15 years. Net of this tax benefit, the total consideration implied would be $625 million upfront and up to $675 million including earnout payments.

The combination is expected to generate annual cost synergies of at least $10 million by the third year following closing of the transaction.

The acquisition is also expected to unlock potential for significant accelerated revenue growth. Cantel expects to realize potential revenue synergies by integrating Crosstex’s best-in-class infection prevention consumables with Hu-Friedy’s IMS product offering in new and existing IMS users. In addition, Hu-Friedy’s strong presence in dental and hygiene schools represents a key opportunity to cross-sell the Cantel consumables portfolio.

Cantel expects the acquisition of Hu-Friedy to be accretive to the Company’s overall financial outlook. The transaction is expected to be dilutive to GAAP earnings per diluted share in fiscal year 2020 due to acquisition-related costs, but is expected to be accretive to GAAP earnings per diluted share in fiscal year 2021 and beyond. On a non-GAAP earnings basis, Cantel expects the transaction to be approximately 10 percent accretive in its fiscal year ended 2020, with mid-teens accretion in fiscal year 2021 and further accretion thereafter. The acquisition is also expected to be accretive to margins at both the divisional and Cantel levels. The Company expects the transaction to exceed its cost of capital by the fourth year after closing.

The cash portion of the transaction is being financed through a combination of the net proceeds of the Company’s amended and restated credit facility, new term loan financing and cash on hand. Cantel anticipates that the Company’s enhanced financial profile and scale following closing of the transaction will enable strong cash flow generation and accelerated deleveraging.

The transaction has been approved by the boards of directors of both companies and is expected to close in the first quarter of Cantel’s fiscal year 2020, subject to regulatory approvals and other customary closing conditions.

Advisors

Perella Weinberg Partners LP served as financial advisor to Cantel and Wachtell, Lipton, Rosen & Katz served as its legal advisor. Moelis & Company LLC served as financial advisor to Hu-Friedy and Latham & Watkins LLP served as its legal advisor.

Investor Call Details

The Company will hold a conference call to discuss the acquisition today at 8:30 a.m. Eastern Time. To participate in the conference call, dial 1-877-407-8033 (US & Canada) or 1-201-689-8033 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Tuesday, July 30, 2019 through midnight on August 30, 2019 by dialing 1-877-481-4010 (US & Canada) or 1-919-882-2331 (International) and using conference ID#: 51716.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel website for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on the Cantel website in the Investor Relations section under presentations.

About Cantel

Cantel is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers, which improve outcomes, enhance safety and help save lives. The Company’s products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, Cantel provides technical service for its products.

For further information, visit www.cantelmedical.com.

About Hu-Friedy

Founded in Chicago in 1908 by Hugo Friedman, Hu-Friedy Mfg. Co., LLC is a global leading manufacturer of dental instruments, and provider of instrument reprocessing workflow systems, that has served the dental industry for over 111 years. Acquired in 1959 by Dick Saslow and the Saslow family, and currently led by Chairman and CEO Ron Saslow, Hu-Friedy helps dental professionals perform at their best by  producing dental instruments, infection prevention solutions and unique customer experiences designed to function as an extension of each practitioner’s skill. Its instruments, hand-crafted by highly-skilled artisans, are known for their precision, performance, quality and for the essential role they play in the overall journey from student to practitioner. Headquartered in Chicago, Hu-Friedy products are distributed in more than 100 countries and the company maintains offices in Germany, Italy, China and Japan.

For further information, visit www.hu-friedy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “enable,” and “opportunity” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements include, among other things, statements regarding our expected net sales; synergies; tax benefits; GAAP, operational and organic revenue growth rates; GAAP earnings and adjusted earnings; our financial performance; our business plans and our positioning for revenue and earnings growth. In addition, risks and uncertainties associated with these forward-looking statements include the potential that we may not be able to consummate the acquisition, or that the expected benefits (including tax benefits) and opportunities of the acquisition may not be realized or may take longer to realize than expected, or that required regulatory approvals may not be obtained as quickly as expected, or at all. There are also risks and uncertainties related to the ability of Cantel to successfully integrate the technology, operations and employees of Hu-Friedy, as well as the ability of Cantel to continue to successfully operate Hu-Friedy during the time periods necessary to realize the benefits (including synergies and tax benefits) described. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. Some of the factors which could cause results to differ from those expressed in any forward-looking statement are set forth under Item 1A of our Annual Report on Form 10-K, entitled Risk Factors. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Investor Contacts

Matthew Micowski, VP FP&A and Investor Relations
mmicowski@cantelmedical.com
 +1.973.774.7455

Media Contacts

Finsbury
Chris Ryall / Andrew Johnson
chris.ryall@finsbury.com /andrew.johnson@finsbury.com
 +1.646.805.2078 / +1.646.805.2044

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Supplementary Information – Reconciliation of GAAP to Non-GAAP Financial Measures

In evaluating Hu-Friedy’s historical operating performance, Cantel Medical has supplemented the reporting of Hu-Friedy’s financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including, (i) earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) adjusted EBITDA. These non-GAAP financial measures are indicators of Hu-Friedy’s historical performance that are not required by, or presented in accordance with, GAAP. Cantel Medical believes that EBITDA is an important valuation measurement for management and investors given the increasing effect that non-cash charges, amortization related to acquisitions and depreciation of capital equipment, has on net income. Additionally, Cantel Medical regards EBITDA as a useful measure of operating performance before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures. Adjusted EBITDA related to the historical operating performance of Hu-Friedy is defined as EBITDA excluding certain adjustments to net income as described below. Cantel Medical believes that Adjusted EBITDA is useful when evaluating the operating performance of Hu-Friedy because the exclusion of such adjustments provides a clear measure of on-going core operating results and when evaluating comparative results period over period.

The reconciliations of net income to EBITDA and Adjusted EBITDA for Hu-Friedy were calculated as follows:

LTM
5/31/2019
(amounts in millions)	(unaudited)
Net Income	$28.7
Income tax	2.4
Interest expense	3.2
Depreciation	4.0
Amortization	1.1
EBITDA	$39.5
Non-recurring adjustments (1)	8.4
Adjusted EBITDA	$47.9

LTM = Last Twelve Months

(1)
Non-recurring adjustments include compensation and benefit related costs incurred by Hu-Friedy that are not expected to be incurred post-acquisition as a result of respective synergies that are expected to be realized.